UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	October 1, 2008

Bowne & Co., Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-05842	13-2618477
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

55 Water Street, New York, New York		10041
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	212-924-5500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

Pursuant to the Indenture dated September 24, 2003, by and between Bowne & Co., Inc. (the "Company") and The Bank of New York Mellon, as supplemented and amended (the "Indenture"), holders of $66,680,000 aggregate principal amount of the Company’s 5.00% Convertible Subordinated Debentures due 2033 (the "Notes") exercised their right to have the Company repurchase their Notes on October 1, 2008 for cash at a price equal to 100% of the principal amount of such Notes. The Company borrowed under its existing $150 million revolving credit facility to repurchase such Notes.

$8,320,000 aggregate principal amount of the Notes remain outstanding.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bowne & Co., Inc.

October 2, 2008	By:	/s/ Scott L. Spitzer

Name: Scott L. Spitzer
Title: Senior Vice President, General Counsel and Corporate Secretary